Exhibit 99.1

For details, contact:
Ella Neyland
Phone (720) 283-6144
E-mail: ir@udrt.com
www.udrt.com

PRESS RELEASE
For Immediate Release

UNITED DOMINION REALTY TRUST, INC. SECOND QUARTER
RESULTS EXCEED WALL STREET CONSENSUS

RICHMOND, Va.—(BUSINESS WIRE)—Oct. 27, 2003—United Dominion Realty Trust, Inc. (NYSE:UDR) today reported Funds From Operations (“FFO”) of $53.1 million, or $0.38 per diluted share, for the quarter ended September 30, 2003, compared to FFO of $38.5 million, or $0.30 per diluted share, for the comparable period a year ago, which included a charge of $12.6 million, or $0.10 per diluted share for prepayment penalties on the early retirement of debt. FFO is reported on a fully diluted basis.

“Our operations are responding to signs from the economy of slow but positive improvements and we continue to execute our strategy of portfolio repositioning by acquiring and selling apartment homes at attractive prices. This quarter also saw continued improvement in our balance sheet as our Fixed Charge Coverage Ratio increased to 2.4X and Standard and Poor’s Rating Services upgraded our rating to BBB,” stated Thomas W. Toomey, President and Chief Executive Officer.

Highlights from the Third Quarter

•	FFO met Wall Street consensus estimates

•	Acquired an apartment community for $18.5 million

•	Sold five apartment communities for $66.5 million

•	Issued 4.0 million shares of common stock with net proceeds of $18.08 per share

•	Standard and Poor’s Rating Services upgraded the rating on senior unsecured debt to BBB, preferred stock to BBB-, and corporate credit rating to BBB/Stable outlook

Portfolio Operating Performance and Same Community Results
During the third quarter, 70,494 apartment homes, or 94.5% of total apartment homes, were classified as Same Community. The Company defines Same Community as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent quarter.

Same Community Results ($ in thousands, except monthly rent)

	3rd Qtr '03	3rd Qtr '02	% Change

Gross potential rent	$148,428	$152,432	-2.6%
Net rental & other income	141,884	143,607	-1.2%
Expenses	55,297	54,219	2.0%
Net operating income	86,587	89,388	-3.1%
Avg. monthly rent per home	$702	$721	-2.6%
Avg. monthly rent per square foot	0.79	0.81	-2.6%
Avg. physical occupancy	92.9%	92.6%	0.3%
Operating margin	61.0%	62.2%	-1.2%
Rent concessions, % of gross potential rent	2.9%	3.3%	-0.4%
Annualized resident turnover rate	75.5%	82.6%	-7.1%
Resident credit loss, % of gross potential rent	0.7%	0.9%	-0.2%

On a quarter-over-quarter basis, third quarter 2003 Same Community Net Operating Income (“NOI”) growth of negative 3.1% was the result of a 1.2% decrease in revenues from rental and other income and a 2.0% increase in operating expenses.

Same Community represents 55 markets, of which 23 markets, or 41.8%, generated positive Same Community NOI growth third quarter 2003 over third quarter 2002.

Same Community Results ($ in thousands, except monthly rent)

	3rd Qtr '03	2nd Qtr '03	% Change

Gross potential rent	$148,428	$148,821	-0.3%
Net rental & other income	141,884	143,430	-1.1%
Expenses	55,297	53,640	3.1%
Net operating income	86,587	89,790	-3.6%
Avg. monthly rent per home	$702	$704	-0.3%
Avg. monthly rent per square foot	0.79	0.79	-0.3%
Avg. physical occupancy	92.9%	93.6%	-0.7%
Operating margin	61.0%	62.6%	-1.6%
Rent concessions, % of gross potential rent	2.9%	3.1%	-0.2%
Annualized resident turnover rate	75.5%	68.6%	6.9%
Resident credit loss, % of gross potential rent	0.7%	0.6%	0.1%

Sequentially, comparing third quarter 2003 to the second quarter 2003, Same Community NOI decreased by 3.6% due to a 1.1% decrease in rental and other income and a 3.1% increase in expenses.

Same Community represents 55 markets, of which 19 markets, or 34.5%, generated positive Same Community NOI growth third quarter 2003 over second quarter 2003.

Financing Activities

In September, the Company issued 4.0 million shares of its common stock for net proceeds of $18.08 per share. The net proceeds of $72.3 million will be used for general corporate purposes, including funding future acquisitions and development.

At the end of September, the rating on the Company’s senior unsecured debt was upgraded to BBB by Standard & Poor’s Rating Services, and the Company’s corporate credit rating to BBB/Stable outlook.

“In the beginning of October, we issued $75 million of 5.13% senior unsecured notes at a spread of 112 basis points with a maturity of January 2014. After this issuance, and on a pro-forma basis, our variable rate debt is less than 24% of total debt, of which 80% can be fixed on one week’s notice,” stated Ella Neyland, Executive Vice President and Treasurer.

Portfolio Repositioning

During the third quarter, with the $18.5 million acquisition of Pacific Palms in Anaheim, California, the Company added 149 apartment homes at a cost of $124K per home, which is below replacement cost of $160K per home in that market. This purchase price represents a 7% cap rate based on forward twelve months operations less a capital expenditure reserve of $435 per home. The community is located within one mile of Disneyland and has excellent visibility with easy access to major freeways. This acquisition increases the Company’s apartment holdings in Southern California to 2,775 homes.

During this same period, the Company sold five apartment communities with a total of 1,340 homes for a total sales price of $66.5 million at a blended cap rate of 7.15% based on trailing twelve months operations less a capital reserve expenditure of $435 per home. The apartments were located in Indianapolis, Indiana, San Antonio, Texas (complete exit from these markets), Centreville, Virginia, and Lakeland, Florida.

“We continue to find opportunities to increase our ownership in Anaheim, which is the tenth largest city in California, to further take advantage of our operations platform in this market. We also exited two more markets that we did not view as core markets at a $7.2 million net gain,” stated Mark Wallis, Senior Executive Vice President.

Earnings Guidance

The Company believes that financial results for 2003 will be affected by international, national and regional economic trends and events, the acquisition and/or disposition of apartment communities and other factors. Management estimates that recurring capital expenditures for 2003 will be $460 per apartment home, or $0.25 per share. Given current expectations and judgment, the Company’s guidance for Fourth Quarter 2003 FFO is $.37 per share, and for the full year 2003 is $1.52 per share.

During the conference call on Tuesday, October 28th, management will review and discuss its guidance for 2004.

A reconciliation of the range provided for projected FFO per share for the full year to Earnings Per Share (“EPS”) for the full year is as follows:

Funds From Operations	$1.52	—	$1.52
Conversion to GAAP Share Count (A)	0.29	—	0.29
Minority Interest of OP Unit Holders (A)	(0.04)	—	(0.01)
Depreciation (B)	(1.42)	—	(1.46)
Gains (B)	0.51	—	0.07
Preferred Dividends	(0.14)	—	(0.14)
Premium on Preferred Share Repurchases	(0.16)	—	(0.16)

Expected Earnings Per Share	$0.56	—	$0.11

(A) Operating Partnership units are not common stock equivalents for GAAP purposes.

(B) Due to the uncertain timing and extent of property dispositions and acquisitions, actual results could differ materially from expected EPS.

Supplemental Information

The Company provides Supplemental Information that provides information regarding the financial position and operating results of the Company. This Supplemental Information is available on the Company’s website at: http://www.udrt.com/3Q2003

Conference Call Information
Date: October 28, 2003
Time: 1:00 p.m. Eastern Time
To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 800-218-0530
International: 303-262-2171
If you have any questions, please contact: Karen Droba
Phone: 312-640-6770
E-mail: kdroba@webershandwick.com

Conference Call Playback:
Domestic: 800-405-2236
International: 303-590-3000
Passcode: 549493

     The playback can be accessed until November 4, 2003 at midnight.

     Webcast:

The conference call will also be available on UDR’s website at www.udrt.com and at www.ccbn.com. To listen to a live broadcast, go to one of these sites at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will also be available for 90 days on UDR’s website and also on CCBN’s website.

About United Dominion Realty Trust, Inc.

United Dominion is the fourth largest apartment REIT, owning and operating apartment communities nationwide. The Company has a 31-year history during which it has raised the dividend each of the last 27 years. United Dominion is included in the S&P MidCap 400 Index. The Company currently owns 74,630 apartment homes and is the developer of 1,120 homes currently under development. United Dominion’s common stock is traded on the New York Stock Exchange under the symbol UDR. Additional information about United Dominion may be found on its web site at www.udrt.com.

Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments may not achieve anticipated results, delays in completing developments and lease-ups on schedule, difficulties in selling existing apartment communities, and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. The statements in this press release are made as of today, based upon information currently known to management, and the Company disclaims any duty to update forward-looking statements, including its guidance for fourth quarter 2003 FFO and/or full year 2003 guidance.

Attachment 1

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Three Months Ended	Nine Months Ended
Sept. 30,	Sept. 30,

In thousands, except per share amounts	2003	2002	2003	2002

Rental income	$152,157	$146,857	$450,395	$434,643
Rental expenses:
Real estate taxes and insurance	17,092	14,883	51,388	47,604
Personnel	16,296	15,553	46,155	43,551
Utilities	9,610	8,638	27,567	24,839
Repairs and maintenance	9,779	10,380	28,556	26,942
Administrative and marketing	5,658	5,693	16,772	15,819
Property management	4,252	4,312	12,631	13,028
Other operating expenses	302	277	912	931

62,989	59,736	183,981	172,714
Other income:
Non-property income	307	138	703	885
Other expenses:
Real estate depreciation	41,058	38,341	118,900	110,083
Interest	27,829	34,136	88,921	98,222
Impairment loss on investments	1,392	(A)	—	1,392	—
Loss/(gain) on early debt retirement	—	12,104	(169)	28,364
General and administrative	5,526	2,974	16,133	15,478
Other depreciation and amortization	807	946	2,327	3,213

76,612	88,501	227,504	255,360
Income/(loss) before minority interests and discontinued operations	12,863	(1,242)	39,613	7,454
Minority interests of outside partnerships	—	(377)	(614)	(1,098)
Minority interests of unitholders in operating partnerships	(330)	506	(724)	881

Income/(loss) before discontinued operations, net of minority interests	12,533	(1,113)	38,275	7,237
Income from discontinued operations, net of minority interests (including gains/loss on sales)	7,911	21,512	11,094	38,889

Net income	20,444	20,399	49,369	46,126
Distributions to preferred shareholders — Series B	(2,911)	(2,911)	(8,733)	(8,733)
Distributions to preferred shareholders — Series D (Convertible)	(3,053)	(3,886)	(10,482)	(11,815)
Distributions to preferred shareholders — Series E (Convertible)	(1,138)	—	(1,365)	—
Premium on preferred share repurchases	(12,100)	—	(18,350)	—

Net income available to common shareholders	$1,242	$13,602	$10,439	$25,578

Earnings per common share — basic and diluted:
Loss from continuing operations available to common shareholders, net of minority interests	($0.06)	($0.07)	($0.01)	($0.13)
Income from discontinued operations, net of minority interests	$0.07	$0.20	$0.10	$0.37
Net income available to common shareholders	$0.01	$0.13	$0.09	$0.24
Common distributions declared per share	$0.2850	$0.2775	$0.8550	$0.8325
Weighted average number of common shares outstanding- basic and diluted	116,350	107,148	112,252	106,139

(A)	Represents the write-off of the Company’s investment in Realeum, Inc., an unconsolidated development joint venture created to develop web-based solutions for multi-family property and portfolio management.

Attachment 2

UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited)

	Three Months		Nine Months
	Ended		Ended
	Sept. 30,		Sept. 30,

In thousands, except per share amounts	2003	2002	2003	2002

Net income	$20,444	$20,399	$49,369	$46,126
Adjustments:
Distributions to preferred shareholders	(7,102)	(6,797)	(20,580)	(20,548)
Real estate depreciation, net of outside partners’ interest	41,058	37,993	118,465	108,948
Minority interests of unitholders in operating partnership	330	(506)	724	(881)
Real estate depreciation related to unconsolidated entities	52	60	137	437
Discontinued Operations:
Real estate depreciation	32	1,137	1,288	8,301
Minority interests of unitholders in operating partnership	501	1,422	702	2,570
Net gains on sales of depreciable property	(7,215)	(19,128)	(8,149)	(31,872)

Funds from operations (“FFO”) — basic	$48,100	$34,580	$141,956	$113,081

Distribution to preferred shareholders — Series D and E (Convertible)	4,191	3,886	11,847	11,815

Funds from operations — diluted	$52,291	$38,466	$153,803	$124,896

Gains on the disposition of real estate developed for sale(A)	812	—	812	—

FFO with gains on the disposition of real estate developed for sale — diluted	$53,103	$38,466	$154,615	$124,896

Recurring capital expenditures	(8,662)	(8,069)	(25,593)	(24,438)

Adjusted funds from operations (“AFFO”) — diluted	$44,441	$30,397	$129,022	$100,458

Weighted average number of common shares and OP Units outstanding — basic	124,979	114,121	119,923	113,149
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	140,424	128,557	134,870	127,534
FFO per common share — basic	$0.38	$0.30	$1.18	$1.00

FFO per common share — diluted	$0.37	$0.30	$1.14	$0.98

FFO per common share with gains on real estate developed for sale — diluted	$0.38	$0.30	$1.15	$0.98

(A)	See Attachment 2(A) for further discussion.

Attachment 2(A)

UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS (continued)
(Unaudited)

The following is a reconciliation of GAAP gains from the disposition of real estate developed for sale to gross gains from the disposition of real estate developed for sale.

	Three Months		Nine Months
	Ended		Ended
	Sept. 30,		Sept. 30,

In thousands	2003	2002	2003	2002

GAAP gains from the disposition of real estate developed for sale	$1,249	$—	$1,249	$—
Less: accumulated depreciation	(437)	—	(437)	—

Gains from the disposition of real estate developed for sale	$812	$—	$812	$—

Gains from the disposition of real estate investments developed for sale is defined as net sales proceeds less a tax provision (such development by REITs must be conducted in a TRS) and the gross investment basis of the asset before accumulated depreciation. We consider FFO with gains/losses on real estate developed for sale to be a meaningful supplemental measure of performance because of the short-term use of funds to produce a profit which differs from the traditional long-term investment in real estate for REITs.

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in October, 1999 which became effective beginning January 1, 2000. United Dominion considers FFO in evaluating property acquisitions and its operating perfomance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of United Dominion’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

AFFO is defined as FFO less recurring capital expenditures for our stabilized portfolio at $460 per home in 2003 and $425 per home in 2002.

Attachment 3

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	Sept. 30,		Dec. 31,
In thousands, except per share amounts	2003		2002

ASSETS
Real estate owned:
Real estate held for investment	$4,122,402		$3,908,746
Less: accumulated depreciation	(854,465)		(742,876)

	3,267,937		3,165,870
Real estate under development	41,317		30,624
Real estate held for disposition (net of accumulated depreciation of $1,006 and $5,857)	8,387		22,256

Total real estate owned, net of accumulated depreciation	3,317,641		3,218,750
Cash and cash equivalents	12,940		3,152
Restricted cash	7,006		11,773
Deferred financing costs, net	21,370		17,548
Investment in unconsolidated development joint venture	2,214		—
Funds held in escrow from 1031 exchanges pending the acquisition of real estate	14,447		—
Other assets	37,950		24,870
Real estate held for disposition assets	128		43

Total assets	$3,413,696		$3,276,136

LIABILITIES AND SHAREHOLDERS’ EQUITY
Secured debt	$1,041,476		$1,015,740
Unsecured debt	967,251		1,041,900
Real estate taxes payable	32,270		29,743
Accrued interest payable	14,181		11,908
Security deposits and prepaid rent	21,030		21,379
Distributions payable	39,950		35,141
Accounts payable, accrued expenses, and other liabilities	38,895		49,634
Real estate held for disposition liabilities	1,944		204

Total liabilities	2,156,997		2,205,649
Minority interests	88,215		69,216
Shareholders’ equity Preferred stock, no par value; $25 liquidation preference, 25,000,000 shares authorized; 5,416,009 shares 8.60% Series B Cumulative Redeemable issued and outstanding (5,416,009 shares in 2002)	135,400		135,400
6,000,000 shares 7.50% Series D Cumulative Convertible Redeemable issued and outstanding (8,000,000 shares in 2002)	143,350		175,000
3,425,217 shares of 8.00% Series E Cumulative Convertible issued and outstanding (0 shares in 2002)	56,893		—
Common stock, $1 par value; 250,000,000 shares authorized 120,162,717 shares issued and outstanding (106,605,259 shares in 2002)	120,163		106,605
Additional paid-in capital	1,351,307		1,140,786
Distributions in excess of net income	(629,441)		(541,428)
Deferred compensation — unearned restricted stock awards	(5,789)		(2,504)
Notes receivable from officer-shareholders	(600)		(2,630)
Accumulated other comprehensive loss, net	(2,799	)(A)	(9,958	)(A)

Total shareholders’ equity	1,168,484		1,001,271

Total liabilities and shareholders’ equity	$3,413,696		$3,276,136

(A)     Represents net unrealized loss on derivative instrument transactions.

CONTACT:	United Dominion Realty Trust, Inc.
Ella Neyland, 720-283-6144; ir@udrt.com; www.udrt.com
SOURCE:	United Dominion Realty Trust, Inc.